Exhibit 10.34

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment dated September 29, 2005 hereby amends the Employment Agreement dated August 29, 2005 by and between iVoice Technology, Inc., a New Jersey corporation (hereinafter referred to as the "Company"), having an office at 750 Highway 34, Matawan, New Jersey 07747 and Mark Meller, having his office at 5 Regent Street, Suite 520, Livingston, NJ 07039 (hereinafter referred to as the "Executive").

                              W I T N E S S E T H :

       WHEREAS, the Company and the Executive mutually desire to amend the
                           Employment Agreement; and

      NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1. The following language appearing in the first sentence of Subparagraph 4(a) shall be deleted: "that shall increase on the anniversary date of October 1, 2005 and upon every annual anniversary thereafter, at the rate based on the Consumer Price Index".

2. Subparagraphs 5(a)(ii), 5(b)(i) and 5(d)(v) are hereby deleted in their entirety.

3. The following language appearing as the second to last sentence of Subparagraph 5(b)(iii) shall be deleted: "For those Options not surrendered and canceled pursuant to this subparagraph, the Company shall guaranty the Executive's loan for such amount as needed by the Executive to exercise those outstanding Options that may be exercised as they become exercisable by the Executive."

4. All references within the Employment Agreement to Subparagraph 5(b)(ii) shall hereinafter refer to Subparagraph 5(b)(i). All references within the Employment Agreement to Subparagraph 5(b)(iii) shall hereinafter refer to Subparagraph 5(b)(ii). All references within the Employment Agreement to Subparagraph 5(b)(iv) shall hereinafter refer to Subparagraph 5(b)(iii).

5. All other terms of the Employment Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date written below.


iVoice Technology, Inc.              Mark Meller


By: /s/ Jerome Mahoney               By: /s/ Mark Meller
   --------------------                 -------------------

Title: Non-Executive Chairman of the
       Board

Date:__________________             Date:__________________